                                                                   EXHIBIT 10.2



________________________________________________________________________________

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                                      FOR

                             METAL MANAGEMENT, INC.

                            Dated: December 19, 1997
________________________________________________________________________________

                               TABLE OF CONTENTS

ARTICLE I
        CORPORATE STRUCTURE AND OPERATION .............................................  2
        1.1     Board of Directors ....................................................  2
                (a)      Board Size ...................................................  2
                (b)      Election of Directors ........................................  2
                (c)      Removal ......................................................  3
                (d)      Vacancies ....................................................  3
                (e)      Selection of Nominees ........................................  3
        1.2     Management Provisions .................................................  4
        1.3     Committees ............................................................  5
        1.4     Election of Officers ..................................................  5
        1.5     Agreement to Vote Shares ..............................................  5

ARTICLE  II
        RESTRICTIONS UPON AND OBLIGATIONS WITH
        RESPECT TO DISPOSITION OF SHARES ..............................................  6
        2.1     Certain Definitions ...................................................  6
        2.2     General Restriction; Cozzi Stockholders and JJ Stockholders ...........  6
        2.3     General Restriction; Purchaser ........................................  6
        2.4     First Refusal Options .................................................  7
                (a)      Receipt of Offer .............................................  7
                (b)      Order of First Refusal Options ...............................  7
                (c)      Place of Closing .............................................  9
                (d)      Date of Closing ..............................................  9
                (e)      Deliveries at Closing ........................................  9
                (f)      Right to Accept ..............................................  9
        2.5     Tag Along Rights ......................................................  9
        2.6     Effect of Giving of Notice ............................................ 10
        2.7     Restrictive Legend on Securities ...................................... 10
        2.8     Permitted Transfers ................................................... 10
        2.9     Requirements for Transfer ............................................. 12
        2.10    Rights and Obligations of Transferor .................................. 12

ARTICLE  III GENERAL PROVISIONS ....................................................... 12
        3.1     Term of This Agreement ................................................ 12
        3.2     Remedies .............................................................. 12
        3.3     Notices ............................................................... 13
        3.4     Legal Fees ............................................................ 15
        3.5     Successors and Assigns ................................................ 15
        3.6     Governing Law ......................................................... 15
        3.7     Further Assurances .................................................... 15
        3.8     Counterparts .......................................................... 15
        3.9     Headings .............................................................. 15
        3.10    Entire Agreement ...................................................... 15
        3.11    Severability .......................................................... 15
        3.12    Waivers ............................................................... 16
        3.13    Gender References ..................................................... 16

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                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT


         THIS AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT ("AGREEMENT"), made and entered into as of the 19th day of December, 1997, by and among T. Benjamin Jennings ("TBJ"), Gerard M. Jacobs ("GMJ"), Albert A. Cozzi ("AAC"), Frank J. Cozzi ("FJC"), Gregory P. Cozzi ("GPC") and Samstock, L.L.C., a Delaware limited liability company ("PURCHASER")(each a "STOCKHOLDER" and collectively the "STOCKHOLDERS") and Metal Management, Inc., a Delaware corporation (the "CORPORATION").

                                R E C I T A L S

         A. Pursuant to that certain Agreement and Plan of Merger dated May 16, 1997 (the "MERGER AGREEMENT") among the Corporation, CIM Acquisition, Co., Cozzi Iron & Metal, Inc., AAC, FJC and GPC (AAC, FJC and GPC being sometimes hereinafter referred to collectively as the "COZZI STOCKHOLDERS"), the Cozzi Stockholders received 11,404,748 shares of common stock, $.01 par value per share, of the Corporation (the "COMMON STOCK").

         B. TBJ and GMJ (the "JJ STOCKHOLDERS") currently own an aggregate of 1,020,000 shares of the Common Stock of the Corporation.

         C. The Cozzi Stockholders and the JJ Stockholders, together with the Corporation, entered into a Stockholders' Agreement dated as of December 1, 1997 (the "ORIGINAL STOCKHOLDERS AGREEMENT").

         D. Pursuant to that certain Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT") dated as of December 19, 1997, by and between the Corporation and Purchaser, Purchaser acquired 1,470,588 shares of Common Stock and a warrant to purchase an additional 600,000 shares of Common Stock (the shares of Common Stock acquired by Purchaser pursuant to the Securities Purchase Agreement, including the shares of Common Stock issuable upon exercise of the warrant, the "PURCHASER SHARES").

         E. The parties to the Original Stockholders' Agreement desire to amend and restate the Original Stockholders' Agreement in its entirety to, among other things, include Purchaser as a party to certain provisions of the Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and provisions herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the original Stockholders' Agreement is amended and restated in its entirety to read as follows:

                                   ARTICLE I

                       CORPORATE STRUCTURE AND OPERATION

1.1      BOARD OF DIRECTORS.

         (a) BOARD SIZE. So long as the Purchaser Condition is satisfied, the Board of Directors of the Corporation shall consist of an odd number of Directors, which shall be not less than nine (9) nor more than seventeen (17). At any time at which the Purchaser Condition is not satisfied, the Board of Directors of the Corporation shall consist of an even number of directors, which shall be not less than eight (8) nor more than sixteen (16). For purposes of this Agreement, the "PURCHASER CONDITION" shall be satisfied if both: (i) no more than three (3) years have elapsed since the Closing Date under the Securities Purchase Agreement; and (ii) Purchaser and its Permitted Transferees have not sold or otherwise disposed of more than one-third (1/3) of the Purchaser Shares.

         (b) ELECTION OF DIRECTORS. At all meetings (and written actions in lieu of meetings) of stockholders of the Corporation at which directors are to be elected, each Stockholder shall vote all of such Stockholder's shares of Common Stock to elect as directors of the Corporation the persons nominated in accordance with the following provisions:

                 (i) The JJ Stockholders shall have the right to nominate that number of persons (each, a "JJ DIRECTOR") constituting: (A) at any time at which the total number of Directors of the Corporation is an even number, one-half (1/2) of such total; or (B) at any time at which the total number of Directors of the Corporation is an odd number, one-half (1/2) of the next lowest even number of Directors; provided, that one of such nominees shall be an Independent Director (as defined below), who shall be reasonably acceptable to the Cozzi Stockholders;

                (ii) The Cozzi Stockholders shall have the right to nominate that number of persons (each, a "COZZI DIRECTOR") constituting: (A) at any time at which the total number of Directors of the Corporation is an even number, one-half (1/2) of such total; or (B) at any time at which the total number of Directors of the Corporation is an odd number, one-half (1/2) of the next lowest even number of Directors; provided, that one of such nominees shall be an Independent Director (as defined below), who shall be reasonably acceptable to the JJ Stockholders; and

               (iii) At any time when the Purchaser Condition is satisfied, Purchaser shall have the right to designate either Sam Zell or Rod F. Dammeyer as a nominee (the "PURCHASER DIRECTOR").

For purposes of this Agreement, an "INDEPENDENT DIRECTOR" shall mean a director who is not an employee, officer or director of the Corporation or any of its subsidiaries or a relative or an Associate of any of the Stockholders. "ASSOCIATE" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended.

               (c) REMOVAL. Each Stockholder agrees to vote such Stockholder's shares of Common Stock to remove a JJ Director upon request at any time by the unanimous consent of the JJ Stockholders, to remove a Cozzi Director upon request at any time by the holders of a majority of the shares of Common Stock held by the Cozzi Stockholders, and to remove the Purchaser Director upon request at any time by Purchaser; provided, that the Stockholders making such request shall simultaneously designate a replacement to fill any vacancy so created, which replacement, if such replacement is an Independent Director, shall be reasonably acceptable to the other group.

               (d) VACANCIES. Each Stockholder agrees to vote such Stockholder's shares of Common Stock to fill any vacancy on the Board of Directors caused by the death, disability, resignation or removal of any JJ Director, Cozzi Director, or Purchaser Director, with a nominee selected by the JJ Stockholders, the Cozzi Stockholders, or the Purchaser, respectively; provided, that if such nominee is to fill the vacancy of an Independent Director, such nominee shall be reasonably acceptable to either the JJ Stockholders or the Cozzi Stockholders, as applicable; and provided further, that if such nominee is to fill the vacancy of the Purchaser Director, such nominee shall be either Sam Zell or Rod F. Dammeyer. Notwithstanding any provision of this Agreement to the contrary, if at any time the Purchaser Condition is not satisfied, Purchaser agrees to cause the Purchaser Director, if any, to resign effective immediately upon such failure to satisfy the Purchaser Condition, and the vacancy created by such resignation shall not be filled.

               (e) SELECTION OF NOMINEES. Any person nominated by the holders of a majority of the shares of Common Stock held by the Cozzi Stockholders, as to the Cozzi Directors, and by the unanimous approval of the JJ Stockholders, as to the JJ Directors, shall be deemed to be the nominee of such group. Each group shall notify the Corporation of its nominees not less than forty-five (45) days prior to the Corporation's annual meeting, and not less than forty-five (45) days prior to any special meeting at which directors are to be elected. Purchaser shall notify the Corporation of the identity of the nominee for the Purchaser Director (whether Mr. Zell or Mr. Dammeyer) not less than forty-five (45) days prior to the Corporation's annual meeting, and not less than forty-five (45) days prior to any special meeting at which Directors are to be elected.

         1.2 MANAGEMENT PROVISIONS. Without limiting the actions that may be required, by applicable law or otherwise, to be approved by the Board of Directors, the parties expressly agree that, unless approved by a two-thirds vote of the Board of Directors, neither the Corporation nor any of its subsidiaries may take or agree to take, and no Stockholder shall cause the Corporation or any subsidiary to take or agree to take, any of the following actions:

                     (i) amend the Certificate of Incorporation or By-laws of the Corporation;

                    (ii) wind-up, liquidate, dissolve or reorganize the Corporation or adopt a plan or proposal contemplating any of the foregoing;


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


                    (iii) approve the annual budget of the Corporation for any fiscal year or approve any course of action which would cause the Corporation to materially deviate from its budget;

                     (iv)    elect or remove Officers;

                      (v) change the level of compensation of or modify or terminate any written agreement with AAC, FJC, GPC, GMJ or TBJ;

                     (vi) issue securities of the Corporation including debt or equity securities, options, rights or warrants, or any other securities which are convertible into or exchangeable for shares of Common Stock of the Corporation;

                    (vii)   register any securities of the Corporation;

                   (viii) borrow funds in excess of $5,000,000 or provide a guarantee in respect of the obligations of another person or request any waiver from a lender to the Corporation;

                     (ix) merge, consolidate or combine the Corporation with any person or sell substantially all of its assets;

                      (x) purchase, sell, lease, acquire or dispose of assets valued at $5,000,000 or more, including acquiring another company, division or line of business (other than matters provided for in the Corporation's annual budget approved in accordance with this Agreement);

                     (xi) declare or pay any dividends or any other distribution in respect of any securities of the Corporation or redeem, acquire or retire any securities of the Corporation;

                    (xii) make or commit to make during any fiscal year capital expenditures (other than capital expenditures provided for in the Corporation's annual budget approved in accordance with this Agreement) which, in the aggregate, exceed $5,000,000;

                   (xiii) create any committee of the Board of Directors or change a committee of the Board of Directors; and

                    (xiv) make any decision involving a matter referred to in (i) through (xiii), inclusive, relating to any subsidiary of the Corporation.

Notwithstanding the foregoing, no further action or approval of the Board of Directors shall be required for, and the provisions of this Section 1.2 shall not apply to, the matters set forth on Schedule 1.2, which matters have been approved by the Board of Directors prior to the date of this Agreement and which shall be acted upon by the Chairman and Chief Executive Officer of the Corporation in their sole discretion.

         1.3 COMMITTEES. The Board of Directors shall establish and at all times maintain an Executive Committee consisting of at least the Chairman of the Board, the President, and the Chief Executive Officer; provided, that in the event of the death or disability of Albert A. Cozzi, Frank J. Cozzi shall assume Albert A. Cozzi's position on such Executive Committee. The Board of Directors shall delegate to the Executive Committee all the power and authority of the Board of Directors, including those matters set forth in Section 1.2, relating to the management of the business and affairs of the Corporation to the extent permitted under Section 141 (c) (i) of the General Corporation Law of the State of Delaware. Any action to be taken by the Executive Committee shall require the unanimous consent of Albert A. Cozzi, Gerard M. Jacobs and
T. Benjamin Jennings.

         1.4 ELECTION OF OFFICERS. The Stockholders shall cause their designees on the Board of Directors to elect the following persons to the offices set forth opposite their names:

         (a)      Albert A. Cozzi        President, Chief Operating Officer
         (b)      Gerard M. Jacobs       Chief Executive Officer
         (c)      T. Benjamin Jennings        Chairman of the Board and Chief
                                            Development Officer
         (d)      Frank J. Cozzi         Vice President and President of
                                            Cozzi Iron & Metal, Inc.

         1.5 AGREEMENT TO VOTE SHARES. Each Stockholder shall vote all of his shares of Common Stock (or such other securities of the Corporation which entitle such Stockholder to vote on such matters), execute and deliver such further documents, take such further action and cause his designees on the Board of Directors to vote in such a manner as may be necessary or desirable to carry out the purposes and intent of this Agreement, including, without limitation, any amendments to the Certificate of Incorporation or By-Laws which are required by law or prudent business practices in order to make the terms of this Agreement effective and binding on the Corporation and all of its stockholders or otherwise to effectuate any of the terms, conditions, provisions or purposes hereof.

                                   ARTICLE II

                     RESTRICTIONS UPON AND OBLIGATIONS WITH
                        RESPECT TO DISPOSITION OF SHARES

         2.1 CERTAIN DEFINITIONS. The term "CORPORATION SECURITIES" as used herein shall mean any shares of capital stock of the Corporation at any time owned or subscribed for by any party hereto, and any subscriptions, options, warrants, calls, commitments, or rights of any kind whatsoever to purchase or otherwise acquire any shares of capital stock of the Corporation.

         2.2 GENERAL RESTRICTION; COZZI STOCKHOLDERS AND JJ STOCKHOLDERS. During the term of this Agreement, each of the Cozzi Stockholders and JJ Stockholders covenants and agrees that such Stockholder will not, directly or indirectly, voluntarily or involuntarily, sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose (each, a "TRANSFER") of the Corporation Securities at any time owned by such Stockholder, or any interest therein, except for (i) Transfers of up to that amount of Corporation Securities that such Stockholder is permitted (or would be permitted) to sell in reliance upon Rule 144 of the Securities Act of 1933, as amended (the "SECURITIES ACT"), as specified in paragraph (c) of such Rule 144,
(ii) Transfers to Permitted Transferees (as hereinafter defined), (iii) Transfers in accordance with the terms and conditions of the provisions of
Section 2.4 or 2.5, (iv) Transfers of Corporation Securities registered under the Securities Act, or (v) Transfers between the Escrow Agent (as such term is defined in that certain Escrow Agreement by and among the Corporation, the JJ Stockholders, the Cozzi Stockholders and Chicago Title & Trust Company) and the Cozzi Stockholders, JJ Stockholders or the Corporation pursuant to the terms of the Escrow Agreement. Any attempted Transfer not in accordance with the terms and conditions of this Agreement shall be void and of no force or effect.

         2.3 GENERAL RESTRICTION; PURCHASER. For a period beginning on the date of this Agreement and continuing for one year, Purchaser covenants and agrees that it will not, directly or indirectly, voluntarily or involuntarily, sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose (each, a "TRANSFER") of the Corporation Securities at any time owned by Purchaser, or any interest therein, except for (i) Transfers to Permitted Transferees (as hereinafter defined), (ii) Transfers in accordance with the terms and conditions of the provisions of Section 2.5 or (iii) Transfers of Corporation Securities registered under the Securities Act. Any attempted Transfer not in accordance with the terms and conditions of this Agreement shall be void and of no force or effect. Notwithstanding anything to the contrary in this Agreement, Purchaser shall be entitled to pledge or hypothecate any number of Corporation Securities to any bank or other financial institution in connection with a bona fide financing transaction involving Purchaser or its affiliates, and neither such pledge or hypothecation, nor any exercise of rights or remedies pursuant thereto, shall be subject to any of the provisions of this Agreement, and upon any realization of such pledge or hypothecation, the pledgee shall take such Corporation Securities free and clear of this Agreement.

         2.4     FIRST REFUSAL OPTIONS.

                 (a) RECEIPT OF OFFER. If at any time after the date hereof any of the Cozzi Stockholders and JJ Stockholders shall at any time desire to sell all or a portion of the Corporation Securities owned by such Stockholder (the "OFFERED CORPORATION SECURITIES"), other than a Transfer of up to that number of Corporation Securities that such Stockholder is permitted (or would be permitted) to sell in reliance upon Rule 144 of the Securities Act pursuant to
         Section 2.2(i) of this Agreement, a Transfer to a Permitted Transferee pursuant to Section 2.2 (ii) of this Agreement, or a Transfer of Corporation Securities registered under the Securities Act, and shall have received a bona fide written offer for the purchase thereof, with a proposed closing required within a reasonable time (an "OFFER"), which such Stockholder desires to accept, such Stockholder (the "SELLING STOCKHOLDER") shall within five (5) days thereafter transmit executed or true and correct photostatic copies of the Offer to each of the other Stockholders (the "REMAINING STOCKHOLDERS") and to the Corporation. For purposes of this Section 2.4, if any portion of the purchase price for the Offered Corporation Securities is payable in property other than in cash or a promissory note (the "NON-CASH PORTION") the Non-Cash Portion shall be valued at its fair market value on the date of the Offer, and shall be payable by the Remaining Stockholders in cash in accordance with the payment terms set forth in the Offer. The fair market value of the Non-Cash Portion shall be mutually determined by the Selling Stockholder on the one hand, and the Remaining Stockholders, on the other. If the two sides cannot agree on the fair market value of the Non-Cash Portion within a fifteen (15) day period, the two sides shall mutually select an appraiser to value such property. The option periods set forth in Section 2.4(b) and (c), and
         2.5 shall not begin to run until the parties have assigned a value to the Non-Cash Portion.

                 (b) ORDER OF FIRST REFUSAL OPTIONS. All of the Offered Corporation Securities shall thereupon be subject to the following options to purchase from the Selling Stockholder at the price and terms set forth in the Offer, in the following order of priority:

                          (i) In the event that the Selling Stockholder is a Cozzi Stockholder, each of the remaining Cozzi Stockholders shall have the first option to purchase any Offered Corporation Securities on a pro rata basis (determined by reference to the remaining Cozzi Stockholders only) or in such proportions as is otherwise agreed upon by the remaining Cozzi Stockholders. The remaining Cozzi Stockholders shall exercise this option by giving notice to the Corporation and the Selling Stockholder not later than fifteen (15) days after the giving of the notice of Offer. If the Cozzi Stockholders exercise the first options with respect to less than all of the Offered Corporation Securities or fail to exercise the options within such fifteen (15) day period, each of the JJ Stockholders shall have the second option to purchase any remaining Offered Corporation Securities on a pro rata basis (determined by reference to the JJ Stockholders only) or in such proportions as is otherwise agreed upon by the remaining JJ Stockholders. The JJ Stockholders shall exercise their option by giving notice to the Selling Stockholder and the Corporation not later than fifteen (15) days after notice from the Cozzi Stockholders, or if the Cozzi Stockholders fail to give notice, fifteen (15) days after the expiration of the first option period. If the remaining Cozzi Stockholders and the JJ Stockholders have in the aggregate exercised their respective options with respect to less than all of the Offered Corporation Securities, then the Corporation shall have a third option to purchase any remaining Offered Corporation Securities. The Corporation shall exercise its option by giving notice to the Selling Stockholder not later than five (5) days after notice from the JJ Stockholders, or if the JJ Stockholders fail to give notice, five (5) days after the expiration of the second option period. If after the exercise or expiration of the foregoing options there remain any Offered Corporation Securities for sale, then no Offered Corporation Securities may be purchased pursuant to such options and such options shall be deemed to have expired without exercise.

                          (ii) In the event that the Selling Stockholder is a JJ Stockholder, each of the remaining JJ Stockholders shall have the first option to purchase any Offered Corporation Securities on a pro rata basis (determined by reference to the remaining JJ Stockholders only) or in such proportions as is otherwise agreed upon by the remaining JJ Stockholders. The remaining JJ Stockholders shall exercise this option by giving notice to the Corporation and the Selling Stockholder not later than fifteen (15) days after the giving of the notice of Offer. If the JJ Stockholders exercise the first options with respect to less than all of the Offered

                 Corporation Securities or fail to exercise the options within such fifteen (15) day period, each of the Cozzi Stockholders shall have the second option to purchase any remaining Offered Corporation Securities on a pro rata basis (determined by reference to the Cozzi Stockholders only) or in such proportions as is otherwise agreed upon by the remaining Cozzi Stockholders. The Cozzi Stockholders shall exercise their option by giving notice to the Selling Stockholder and the Corporation not later than fifteen (15) days after notice from the JJ Stockholders, or if the JJ Stockholders fail to give notice, fifteen (15) days after the expiration of the first option period. If the remaining JJ Stockholders and the Cozzi Stockholders have in the aggregate exercised their respective options with respect to less than all of the Offered Corporation Securities, then the Corporation shall have a third option to purchase any remaining Offered Corporation Securities. The Corporation shall exercise its option by giving notice to the Selling Stockholder not later than five
                 (5) days after notice from the Cozzi Stockholders, or if the Cozzi Stockholders fail to give notice, five (5) days after the expiration of the second option period. If after the exercise or expiration of the foregoing options there remain any Offered Corporation Securities for sale, then no Offered Corporation Securities may be purchased pursuant to such options and such options shall be deemed to have expired without exercise.

                 (c) PLACE OF CLOSING. Unless otherwise agreed by the parties, all purchases pursuant to exercise of any options hereunder shall be consummated at the offices of the Corporation, and the date of Closing shall be as provided in Section 2.4 (d) below.

                 (d)     DATE OF CLOSING.  The purchase of Offered
         Corporation Securities pursuant to the exercise of one or more of the options provided for in this Section 2.4 shall be consummated on the date specified in the Offer or sixty (60) days after the exercise or expiration of the last such option, whichever is later (an "OPTION CLOSING DATE").

                 (e) DELIVERIES AT CLOSING. The cash portion of the purchase price of any Corporation Securities purchased hereunder shall be paid on the Option Closing Date by certified or bank cashier's check or by wire transfer as designated by the Selling Stockholder. Simultaneously with such payment, the Selling Stockholder shall deliver to the purchaser a certificate or certificates representing all of the Corporation Securities so purchased, duly endorsed in blank, or with separate assignments attached duly executed in blank, in either case with signatures guaranteed and appropriate tax stamps, if any, affixed, in form satisfactory to transfer such Corporation Securities to the order of such purchaser, free and clear of any liens, claims or encumbrances thereon. Each Selling Stockholder shall furnish to each purchaser such additional evidence and executed documents as such purchaser may reasonably request to establish that the transfer of such shares is valid and free and clear of any liens, claims or encumbrances.

                 (f) RIGHT TO ACCEPT. In the event that the options provided for in Section 2.4 (b) hereof expire without exercise or the Offered Corporation Securities are not purchased pursuant to exercise thereof, then within sixty (60) days after all rights to make such purchase shall have expired, the Selling Stockholder, subject to the provisions of Section 2.5, shall have the right to consummate the sale of all of the Offered Corporation Securities, upon terms and conditions no less favorable than those contained in the Offer, to the offeror thereunder. If for any reason the sale is not consummated within the period provided for herein, the Selling Stockholder shall not thereafter dispose of the Offered Corporation Securities unless and until it has again complied with all of the provisions hereof.

         2.5     TAG ALONG RIGHTS.  In addition to the options set forth in
Section 2.4, if a Selling Stockholder has given notice of an Offer to sell more than that number of Corporation Securities that such Stockholder is permitted (or would be permitted) to sell in reliance upon Rule 144 of the Securities Act pursuant to Section 2.2(i) of this Agreement to any person other than the Corporation or a Permitted Transferee (the "PROPOSED TRANSFEREE") other than an offer of Corporation Securities registered under the Securities Act, the Remaining Stockholders (which, for purposes of this Section 2.5 only, shall include Purchaser, so long as the Purchaser and its Permitted Transferees have not sold or otherwise disposed of more than fifty percent (50%) of the Purchaser Shares) shall have the right to elect to participate in the contemplated transaction by delivering a notice to the Selling Stockholder within five (5) days of the expiration of all of the options set forth in
Section 2.4. If any Remaining Stockholder elects to participate in the proposed sale, he shall have the right to sell, at the same price and on the same terms as set forth in the Offer, that number of shares of Corporation Securities equal to the product of (i) the number obtained by dividing (A) the number of shares of Corporation Securities owned by such Remaining Stockholder, by (B) the aggregate number of shares owned by the Selling Stockholder and all Remaining Stockholders electing to participate in the sale, and (ii) the number of shares of Corporation Securities to be sold to the Proposed Transferee pursuant to the Offer (the "TAG- ALONG SHARES"). The Tag-Along Shares shall either (i) be purchased by the Proposed Transferee in addition to the Selling Stockholder's shares, or (ii) be purchased by the Proposed Transferee in lieu (and reduction) of the number of shares being sold by the Selling Stockholder. The Selling Stockholder will use his best efforts to obtain the agreement of the Proposed Transferee to the participation of the Remaining Stockholders in such sale. The Selling Stockholder will be prohibited from transferring any of his shares of Corporation Securities to the Proposed Transferee if the Proposed Transferee declines to allow the participation of the Remaining Stockholders electing to participate.

         2.6 EFFECT OF GIVING OF NOTICE. The giving of any notice of exercise of any option to purchase, or to require any other party to sell, any Corporation Securities shall, subject to revocation of such as herein expressly permitted, create a binding contract for the sale and purchase of such Corporation Securities on the Option Closing Date in accordance with the provisions hereof.

         2.7 RESTRICTIVE LEGEND ON SECURITIES. Each stock certificate or instrument representing any Corporation Securities shall be endorsed with the following legend:

                 "The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "ACT") or any state securities law. This Certificate may not be transferred or otherwise disposed of unless an effective registration statement under the Act and all applicable state securities laws is then in effect or, in the opinion of counsel for the Corporation, such registration is not necessary. The transfer or other disposition of the shares represented by this Certificate is also restricted under the terms of a Stockholders' Agreement dated December 19, 1997 by and among the Corporation, T. Benjamin Jennings, Gerard M. Jacobs, Albert
                 A. Cozzi, Frank J. Cozzi and Gregory P. Cozzi, and Samstock, L.L.C., a copy of which is available in the office of the Corporation."

         2.8     PERMITTED TRANSFERS.

                 (a)      Notwithstanding anything contained in Section 2.2 or
         2.3 to the contrary, a Stockholder may transfer any or all of his Corporation Securities to a Permitted Transferee, as defined below, subject to the terms and conditions contained in this Section 2.8.

                 (b) A "PERMITTED TRANSFEREE" of a Stockholder is hereby defined as and construed to mean any one or more of the following:

                          (i) With respect to a Cozzi Stockholder, to any other Cozzi Stockholder;

                          (ii) With respect to a JJ Stockholder, to any other JJ Stockholder;

                         (iii)    An executor(s), administrator(s) or
                 conservator(s) of the Stockholder;

                          (iv) A beneficiary of a deceased Stockholder's will or trust;

                          (v) A trustee or trustees of a trust or a beneficiary or beneficiaries of a trust created by a Stockholder, but only if (A) the beneficiary or beneficiaries of such trust are one or more of a group consisting of the Stockholder, the spouse of the Stockholder and the descendants and/or the adopted children of the Stockholder or the Stockholder's parents, and (B) the trustee or other person exercising dominion or control over such trust is a Stockholder or former Stockholder;

                          (vi) With respect to Purchaser, any person or entity that directly or indirectly controls, is controlled by, or is under common control with, Purchaser; "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise; and

                          (vii) A Transferee of a Permitted Transferee if the transfer would have been permissible under the provisions hereof if made by the Stockholder who originally transferred the Corporation Securities to the Permitted Transferee.

                 (c) All Permitted Transferees shall execute an appropriate supplement to this Agreement pursuant to which the Permitted Transferee agrees to assume and become subject to all of the rights and obligations hereunder of the party whose Corporation

         Securities it has acquired and upon such execution shall be deemed a Stockholder hereunder; provided, however, that with respect to a Permitted Transferee under Section 2.8(b)(iii) and (iv), the Permitted Transferee shall further execute a proxy granting to the Remaining Stockholders of the deceased Stockholder's group the right to vote the transferred Corporation Securities with respect to the designation, nomination and/or election of directors. The proxy shall be in a form acceptable to the Remaining Stockholders. The Permitted Transferee shall assume and become subject to all of the rights and obligations hereunder of the Stockholder whose Corporation Securities it has acquired. Until a Permitted Transferee shall execute such a supplement to this Agreement, and a proxy, if necessary, the transfer and conveyance of the Corporation Securities to such Permitted Transferee shall be void and of no effect and he or she shall not be deemed a Stockholder hereunder and shall have none of the rights and benefits of a Stockholder hereunder.

         2.9 REQUIREMENTS FOR TRANSFER. Other than Transfers permitted pursuant to Section 2.2(i), (iii) and (iv) of this Agreement, no Corporation Securities shall be transferred upon the books of the Corporation, nor shall any sale or transfer or any other disposition thereof be effective, unless and until (a) all of the terms and conditions of this Agreement and applicable law have been first complied with and, with respect to compliance with applicable law, the Corporation has been provided with an opinion of counsel in form and substance satisfactory to the Corporation's counsel, and (b) the transferees shall have executed an agreement in form and substance satisfactory to counsel for the Corporation to assume and become subject to all of the rights and obligations hereunder of the party whose Corporation Securities it has acquired, including, without limitation, the obligation to make payment for any unpaid stock subscriptions and the obligations and restrictions under Article II hereof with respect to disposition of the Corporation Securities with the same full force and effect as if originally a signatory hereto.

         2.10 RIGHTS AND OBLIGATIONS OF TRANSFEROR. Following disposition of all of his Corporation Securities in compliance with this Agreement, a party hereto shall have no further rights or obligations hereunder.

                                   ARTICLE III

                               GENERAL PROVISIONS

         3.1 TERM OF THIS AGREEMENT. This Agreement shall continue in full force and effect for a period of ten (10) years unless sooner terminated by the unanimous consent of the Stockholders. No termination of this Agreement, by lapse of time or otherwise shall affect any rights or obligations created by exercise of any option to purchase or sell the Corporation Securities in accordance with any of the provisions of Article II hereof. In addition, this Agreement shall continue in full force and effect with respect to Purchaser until (a) the Purchaser Condition no longer remains satisfied, and (b) Purchaser and its Permitted Transferees have sold or otherwise disposed of more than fifty percent (50%) of the Purchaser Shares, and Purchaser agrees to take all actions which may be reasonably requested by the other parties hereto to amend, restate, terminate, or modify this Agreement to effect the foregoing.

                 3.2 REMEDIES. Each of the parties to this Agreement acknowledges that (a) the rights of the Stockholders concerning the restrictions on the transfer of the Corporation Securities, and in the management and affairs of the Corporation are unique, and (b) any failure of any Stockholder to perform any of such party's obligations under this Agreement will cause irreparable harm for which any remedies at law would be inadequate. Accordingly, each of the parties agrees that, in the event of any actual or threatened or attempted failure of any party to perform any of his obligations hereunder, each of the other parties shall, in addition to all other remedies, be entitled to a decree for specific performance of the provisions of this Agreement and to temporary and permanent injunctions restraining such failure or commanding performance of such obligations, without being required to show actual damage or to furnish any bond or other security.

                 3.3 NOTICES. All notices required or permitted hereunder shall be in writing, signed by the party giving notice or an officer thereof, and shall be deemed to have been given when delivered by personal delivery, by Federal Express or similar courier service, by facsimile or three
(3) days after deposit in the United States mail, registered or certified, with postage prepaid, addressed as follows:

                          (A)     If to AAC, FJC or GPC at:

                                  Cozzi Iron & Metal, Inc.
                                  2232 South Blue Island Avenue
                                  Chicago, Illinois  60608
                                  Tel.:    (773) 254-1200
                                  Fax:     (773) 254-8201

                          (A)     If to  TBJ, at:

                                  12 Country Lane
                                  Northfield, Illinois  60093

                                  with a copy to:

                                  Thomas V. Skinner, Esq.
                                  Winston & Strawn
                                  33 West Wacker Drive
                                  Chicago, Illinois  60601
                                  Tel.:  (312) 558-5578
                                  Fax:  (312) 558-5700



                          (C)     If to  GMJ, at:

                                  7600 Augusta
                                  River Forest, Illinois  60305
                                  with a copy to:

                                  Thomas V. Skinner, Esq.
                                  Winston & Strawn
                                  33 West Wacker Drive
                                  Chicago, Illinois  60601
                                  Tel.:  (312) 558-5578
                                  Fax:  (312) 558-5700

                          (D)     If to the Corporation, at:

                                  500 North Dearborn Street
                                  Suite 405
                                  Chicago, Illinois  60610
                                  Attn:    Chief Financial Officer
                                  Fax:     (312) 645-0714

                                  With a copy to:

                                  Shefsky & Froelich Ltd.
                                  444 North Michigan Avenue
                                  Suite 2500
                                  Chicago, Illinois  60611
                                  Attn:    Erhard R. Chorle
                                  Fax:     (312) 527-5921

                                  If to Purchaser:

                                  Samstock, L.L.C.
                                  Two North Riverside Plaza
                                  Suite 600
                                  Chicago, Illinois  60606
                                  Attn:  Rod F. Dammeyer
                                  Fax:  (312) 454-0610

                                  With a copy to:

                                  Rosenberg & Liebentritt, P.C.
                                  Two North Riverside Plaza
                                  Suite 1600
                                  Chicago, Illinois  60606
                                  Attn:  Joseph M. Paolucci
                                  Fax:  (312) 454-0335

or such other address as any party may designate for himself or itself by notice given to the other parties from time to time in accordance with the provisions hereof.

                 3.4 LEGAL FEES. In the event that any action is filed to enforce any of the terms, covenants or provisions of this Agreement, the prevailing party in such action shall be entitled to payment from the other party of all costs and expenses, including reasonable attorney fees, court costs and ancillary expenses incurred by such prevailing party in connection with such action.

                 3.5 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

                 3.6 GOVERNING LAW. This Agreement shall be controlled, construed and enforced in accordance with the substantive laws of the United States and the State of Illinois, notwithstanding any conflict of law principles.

                 3.7 FURTHER ASSURANCES. Each party agrees to cooperate with the others, and to execute and deliver, or cause to be executed and delivered, all such other instruments, and to take all such other actions as he may be reasonably required to take, from time to time, in order to effect the provisions and purposes hereof.

                 3.8 COUNTERPARTS. This Agreement may be executed in any one or more counterparts, each of which shall constitute an original, no other counterpart needing to be produced and all of which, when taken together, shall constitute but one and the same instrument.

                 3.9 HEADINGS. The headings of Articles and subdivisions herein are merely for convenience of reference and shall not affect the interpretation of any of the provisions hereof.

                 3.10 ENTIRE AGREEMENT. This Agreement and the Merger Agreement contain the entire understanding among the parties with respect to the subject matter of this Agreement. Any modification hereof may be made only by an instrument in writing signed by all of the parties hereto, except that Purchaser expressly acknowledges that any modification to this Agreement made after the Purchaser Condition is no longer satisfied need not be signed by Purchaser.

                 3.11       SEVERABILITY.   Whenever possible, each provision
of this Agreement shall be construed and interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provision of this Agreement or the application of such provision to other parties or circumstances.

                 3.12 WAIVERS. No delay on the part of any party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any party or any remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

                 3.13 GENDER REFERENCES. Whenever appropriate, the singular form of a word shall be interpreted in the plural and vice versa. All words and phrases shall be construed as masculine, feminine or neuter gender, according to the context.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                                        METAL MANAGEMENT, INC.,
                                        a Delaware corporation


                                        By: T. Benjamin Jennings
                                            ----------------------------
                                        Name: T. Benjamin Jennings
                                              --------------------------
                                        Title: Chairman
                                               -------------------------

                                        /s/ T. Benjamin Jennings
                                        ----------------------------
                                        T. Benjamin Jennings

                                        /s/ Gerard M. Jacobs
                                        ----------------------------
                                        Gerard M. Jacobs


                                        /s/ Albert A. Cozzi
                                        ----------------------------
                                        Albert A. Cozzi

                                        /s/ Frank J. Cozzi
                                        ----------------------------
                                        Frank J. Cozzi

                                        /s/ Gregory P. Cozzi
                                        ----------------------------
                                        Gregory P. Cozzi


                                        SAMSTOCK, L.L.C.,
                                        a Delaware limited liability company

                                        By:  SZ Investments, L.L.C.,
                                             its managing member

                                             By: Zell General Partnership, Inc.,
                                                 its managing member

                                             By: /s/ Rod Dammeyer
                                                 -----------------------------
                                             Name:  Rod Dammeyer
                                                  ----------------------------
                                             Title: Vice President
                                                   ---------------------------



322233-3

                                  SCHEDULE 1.2

1. The board of directors of MTLM has authorized the Chairman and the CEO of MTLM to negotiate an arrangement with Donald Moorehead whereby Donald Moorehead would become Vice-Chairman of MTLM and Donald Moorehead and/or his designees would receive a package of 150,000 warrants to purchase common stock of MTLM in connection therewith.
2. The board of directors of MTLM has authorized the Chairman and the CEO of MTLM to negotiate and grant 30,000 warrants to purchase shares of common stock of MTLM to Dan Burgess, 25,000 warrants and 15,000 options to purchase shares of common stock of MTLM to Xavier Hermosillo, and 25,000 options to purchase shares of common stock of MTLM to Robert Larry. Additionally, the board of directors authorized the Chairman and CEO to issue options to purchase 20,000 shares of common stock to employees of the Company that are not officers or directors.
3. The board of directors of MTLM has authorized the Chairman and the CEO of MTLM to negotiate and grant increases in the compensation of Xavier Hermosillo and Robert Larry. The adjustment to annual compensation for Mr. Larry and Mr. Hermosillo increased their annual base pay to $135,000 and $100,000 respectively.
4. The Compensation Committee approved increases in annual base salary for Mr. Jacobs and Mr. Jennings effective from and after June 1, 1997. Mr. Jennings' adjusted annual salary is equal to the amount of $275,000 and Mr. Jacobs' adjusted annual salary is equal to the amount of $287,000. In addition, Mr. Jennings receives a travel allowance equal to $12,000 per year.
5. The board of directors of MTLM has authorized the Chairman and CEO to grant bonuses for Mr. Jennings, Mr. Jacobs, and Mr. Larry. On July 31, 1997, Mr. Jacobs and Mr. Jennings each received a bonus in the amount of $50,000. On July 15, 1997, Mr. Larry received a bonus in the amount of $25,000.
6. The Company plans to pay aggregate bonuses to Mr. Hermosillo in an amount equal to $102,332.
7. MTLM plans to issue 50,000 warrants to purchase common stock of MTLM to a financial advisor of MTLM on terms and conditions being negotiated by the Chairman and the CEO of MTLM.
8. MTLM plans to issues 70,000 warrants to purchase common stock of MTLM to a governmental affairs advisor of MTLM on terms and conditions being negotiated by the Chairman and CEO of MTLM.
9. The board of directors of MTLM has authorized the Chairman and the CEO to negotiate certain agreements with George Moorehead as more fully described in MTLM's definitive Proxy Statement dated November 20, 1997.